CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 31, 1997 included in the Control Devices, Inc. Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this registration statement.


                                   /s/  Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP

Stamford, Connecticut
May 16, 1997